EXHIBIT 99.1

                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE                                             April 28, 2006

Houston, Texas - Blue Dolphin Energy Company (NASDAQ SmallCap Symbol: BDCO)

BLUE DOLPHIN ENERGY ANNOUNCES DEFINITIVE AGREEMENT FOR  PRIVATE PLACEMENT

Blue Dolphin Energy Company announced today that it has entered into a stock purchase agreement with an accredited institutional investor for the private placement of 400,000 shares of the company's common stock at a purchase price of $4.90 per share which is 80% of the volume weighted average price for the prior twenty days. The closing is expected to occur today. The net proceeds from the offering after the payment of commissions and expenses are expected to be approximately $1,800,000. The Company expects to use the proceeds for possible acquisitions and planned expansions of its facilities, as well as for working capital needs and general corporate purposes. In addition, in connection with the terms of a Placement Agency Agreement between the Company and Starlight Investments, LLC dated May 27, 2005, and Lane Capital Markets, LLC, the Company will issue warrants to purchase an aggregate of 24,000 shares of common stock. The warrants vest immediately upon issuance and the exercise price per share varies based on the following conditions: (i) until the later of the registration of the warrants or one year from the issue date, 110% of the purchase price per share in the offering, (ii) from the later of (x) the registration of the warrants and (y) one year, until two years from the issue date, 120% of the purchase price per share in the offering and (iii) after the expiration of two years from the issue date of the warrants, 130% of the purchase price per share in the offering.

The shares of common stock and the warrants were issued without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemptions from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. However, the shares of common stock and the warrants are subject to certain registration rights as set forth in the Stock Purchase Agreement, whereby the Company agreed to file a registration statement with the Securities and Exchange Commission no later than May 15, 2006 for the purpose of registering the Shares for resale.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate, and the production and development of oil and gas properties. Questions should be directed to Gregory W. Starks, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.